Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts," and to the use of our report dated February 4, 1999 with respect to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 5, 1999 with respect to the financial statements of Business Men's Assurance Variable Life Account A, included in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-52689) and the related Prospectus.

                                       /S/ ERNST & YOUNG LLP
                                       Ernst & Young LLP

Kansas City, Missouri
April 30, 1999